CONSENT OF COOPERS & LYBRAND ANS

EXHIBIT 23.1

                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of our reports dated April 23, 1998 on the consolidated financial statements of Brovig Supply ASA as of and for the six months ended December 31, 1997 and on the consolidated statements of operating revenues less operating expenses for the twelve month period ended December 31, 1996 and the six month period ended June 30, 1997, included in this Form 8-K/A of GulfMark Offshore, Inc.

Coopers & Lybrand ANS
Oslo, Norway

April 23, 1998